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                                                                   Exhibit 10.16

                           SAIFUN SEMICONDUCTORS LTD.
                             2003 SHARE OPTION PLAN
            (AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 29TH, 2005)

                        A. NAME, PURPOSE AND DEFINITIONS

1.   NAME:

     This plan, as amended from time to time, shall be known as Saifun Semiconductors Ltd. 2003 Share Option Plan (the "PLAN").

2.   PURPOSE; DEFINITIONS:

     2.1. The purpose and intent of the Plan is:

          2.1.1. to enable the Company and its Subsidiaries (each as defined below) to retain the services of key individuals considered essential to the long-range success of the Company by offering them an opportunity to own shares in the Company;

          2.1.2. to provide an additional incentive to employees, directors, consultants, and certain other service providers of the Company and its Subsidiaries to further the growth, development and financial success of the Company by giving such individuals the opportunity to own shares of the Company which recognize such growth, development and financial success, and

          2.1.3. to enable the Company to grant tax-favored equity awards in the United States, Israel and other countries, as may be determined from time to time.

     The Plan was adopted by the Board of Directors of the Company on June 10th, 2003, approved by the Company's shareholders on March 9th, 2004 and amended on December 14th, 2004. This amendment and restatement of the Plan shall be effective September 29th, 2005.

     2.2. For the purposes of the Plan, the following terms shall have the following meanings:

          2.2.1. "ANNUAL AWARD LIMIT" has the meaning ascribed to it in Section 6.2.

          2.2.2. "AWARD" means a right granted under the Plan to an Optionee or Purchaser, as applicable, by the Company, which may be in the form of Option or Restricted Stock.

          2.2.3. "BOARD" means the Board of Directors of the Company.

          2.2.4. "CAUSE" means a termination of a Participant's service by the Company or a Subsidiary, as applicable, due to (i) breach of the Participant's duty of loyalty towards the Company or a Subsidiary, including breach of a confidentiality obligation, (ii) breach of the Participant's duty of care towards the Company or a Subsidiary, (iii) the Participant has committed any flagrant criminal offense, (iv) the Participant has committed a fraudulent act towards the Company or a Subsidiary or (v) the Participant caused intentionally, by act or omission, any financial damage to the Company or a Subsidiary.

          2.2.5. "CHAIRMAN" means a member of the Committee designated as chairman, as set forth in Section 3.2.
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          2.2.6. "CHANGE IN CONTROL" means any of the following
shareholder-approved transactions to which the Company is a party:

     (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction (i) the principal purpose of which is to change the jurisdiction in which the Company is incorporated, form a holding company or effect a similar reorganization as to form and
          (ii) whereupon this Plan and all Options and shares of Restricted Stock are assumed or substituted by the successor entity;

     (b) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (a), above; or

     (c) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

          2.2.7. "CODE" means the Internal Revenue Code of 1986, as amended.

          2.2.8. "COMMITTEE" means the committee, if any, appointed by the Board to administer the Plan in accordance with Section 3.1.

          2.2.9. "COMPANY" means Saifun Semiconductors Ltd., a company incorporated under the laws of the state of Israel, or any successor thereto.

          2.2.10. "CONTROLLING SHAREHOLDER" has the same meaning ascribed to it in Section 32(9) of the Tax Ordinance.

          2.2.11. "DISABILITY" means (i) complete and permanent inability, due to illness or injury, to perform the duties of the Participant's engagement at such time when the disability commenced, as determined by the Committee based on medical evidence acceptable to it; (ii) with respect to an ISO or NQSO, total and permanent disability as defined in Section 22(e)(3) of the Code.

          2.2.12. "EXERCISE PRICE" means the purchase price per share for the Shares underlying the Option or the Stock Purchase Right, as applicable, as set forth in the Option Agreement or in the Restricted Stock Purchase Agreement, as applicable.

          2.2.13. "FAIR MARKET VALUE" means, as of any date, the value of a Share determined as follows:

     (a) the closing price of a Share on the principal exchange on which Shares are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day immediately preceding such date, or if Shares were not traded on such date, then on the next preceding date of which a trade occurred, as reported in the Wall Street Journal, or such other source as the Committee deems reliable;

     (b) if the Shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, the mean between the closing representative bid and


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          asked prices for the Shares on the trading day immediately preceding such date as reported by NASDAQ or such successor quotation system; or

     (c) if the Shares are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a Share as established by the Committee acting in good faith.

     Without derogating from the foregoing, in the case of Section 102(b)(2) Option and/or Restricted Stock, the Fair Market Value of a Share at grant shall be determined in accordance with the provisions of Section 102(b)(3) of the Tax Ordinance, but solely for the purpose of determining the Participant's tax liability.

          2.2.14. "INDEPENDENT DIRECTOR" means a member of the Board who is not an employee of the Company.

          2.2.15. "ISO" means an Option intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

          2.2.16. "LOCK-UP PERIOD" with respect to a Section 102(b) Option and/or Restricted Stock, means the period during which the Trustee shall be required to hold such Option and/or any Shares issued upon exercise thereof and/or any Restricted Stock in trust for the benefit of the Participant, in accordance with Section 102, and pursuant to the tax route which the Company elects.

          2.2.17. "NOSE(I) MISRA" has the meaning ascribed to it in the Israeli Companies Law.

          2.2.18. "NQSO" means an Option that does not qualify as an ISO.

          2.2.19. "OPTION" means a right to purchase Shares granted under
Section 7, and subject to the terms specified in the Plan. An Option granted under the Plan, as determined by the Committee, shall be: (a) an ISO, (b) a NQSO, (c) a Section 3(i) Option, (d) a Section 102(b) Option, (e) an Other
Section 102 Option, or (f) an Option granted under any other tax regime.

          2.2.20. "OPTION AGREEMENT" means the written agreement executed by an authorized officer of the Company and the Optionee, which shall contain such terms and conditions with respect to an Option as the Committee shall determine, consistent with the Plan.

          2.2.21. "OPTIONEE" means a person who has been granted an Option under the Plan.

          2.2.22. "OTHER SECTION 102 OPTION" means an Option and/or Restricted Stock granted under the terms of Section 102 of the Tax Ordinance, excluding
Section 102(b) Options.

          2.2.23. "PARTICIPANT" means an Optionee or a Purchaser, as applicable.

          2.2.24. "PUBLIC TRADING DATE" means the first date upon which Shares are listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.


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          2.2.25. "PURCHASER" means a person who has been granted Restricted
Stock in accordance with Section 11 below and the provisions of his or her Restricted Stock Purchase Agreement.

          2.2.26. "RESTRICTED STOCK" means Ordinary Shares acquired by a Purchaser in accordance with Section 11 of the Plan subject to restrictions on transfer and/or the right of repurchase by and to the Purchaser, as described in
Section 11. Restricted Stock shall cease to be Restricted Stock at the time that such restrictions and risks of forfeiture lapse in accordance with the terms of the Restricted Stock Purchase Agreement or the Plan.

          2.2.27. "RESTRICTED STOCK PURCHASE AGREEMENT" means a written agreement between the Company and the Participant in the form determined by the Committee evidencing the terms and restrictions applying to Shares purchased under a Stock Purchase Right which shall include, inter alia, the number of Shares that the Participant shall be entitled to purchase and the exercise price to be paid. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan but may contain such other terms, provisions and conditions consistent with the Plan as may be determined by the Committee in its sole discretion.

          2.2.28. "RULE 16B-3" means that certain Rule 16b-3 under the U.S. Securities Exchange Act of 1934, as amended.

          2.2.29. "SECTION 3(I)" means that certain Section 3(i) of the Tax Ordinance, as amended.

          2.2.30. "SECTION 102" means that certain Section 102 of the Tax Ordinance, and any regulations, rules, orders or procedures promulgated thereunder, including the Income Tax Rules (Tax Relief for Issuance of Shares to Employees), 2003, all as amended from time to time.

          2.2.31. "SECTION 3(I) OPTION" means an Option granted under the terms of Section 3(i).

          2.2.32. "SECTION 102(B) ROUTE ELECTION" means the right of the Company to choose either the "Capital Route" (as set under Section 102(b)(2)), or the "Ordinary Income Route" (as set under Section 102(b)(1)), but subject to the provisions of Section 102(g) of the Tax Ordinance as further specified in
Section 7.3 below.

          2.2.33. "SECTION 102(B) OPTION" means an Option or Restricted Stock intended to qualify, under the provisions of Section 102(b) of the Tax Ordinance (including the Section 102(b) Route Election), as either:

               (a) "SECTION 102(B)(1) OPTION" for the special tax management under the "Ordinary Income Route," or

               (b) "SECTION 102(B)(2) OPTION" for the special tax management under the "Capital Route."

          2.2.34. "SHARE" means the ordinary share, par value NIS 0.01, of the Company.

          2.2.35. "SUBSIDIARY" means any corporation (other than the Company) in which the Company directly or indirectly owns shares possessing fifty (50%) percent or more of the total combined voting power of all classes of shares in such corporation. In the case of an ISO, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.


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          2.2.36. "TAX ORDINANCE" means the Israeli Income Tax Ordinance (New
Version), 1961, as amended.

          2.2.37. "TEN PERCENT SHAREHOLDER" means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) shares representing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any parent or Subsidiary.

          2.2.38. "TRUST AGREEMENT" means a written agreement between the Company and the Trustee, which sets forth the terms and conditions of the trust and is in accordance with the provisions of Section 102.

          2.2.39. "TRUSTEE" means a person or an entity, appointed by the Committee and approved in accordance with the provisions of Section 102, to hold in trust on behalf of the Participants the granted Options, or upon exercise thereof the underlying Shares or shares of Restricted Stock, as well as all additional rights granted in connection therewith, in accordance with the provisions of Section 102.

                   B. GENERAL TERMS AND CONDITIONS OF THE PLAN

3.   ADMINISTRATION:

     3.1. The Board or a Committee appointed by the Board for such purpose shall have the power to administer the Plan. Notwithstanding the foregoing, however, from and after the Public Trading Date, with respect to Award grants under the Plan that are intended to comply with Rule 16b-3 and/or Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder, the Plan shall be administered by a Committee of the Board and shall consist solely of two or more Independent Directors each of whom is both an "outside director" within the meaning of Section 162(m) of the Code, and a "non-employee director" within the meaning of Rule 16b-3. Notwithstanding the foregoing, the Board shall automatically have residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason whatsoever. Members of the Committee(s) shall serve at the pleasure of the Board. The Board may abolish the Committee(s) at anytime and revert in the Board the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

     3.2. The Committee shall select one of its members as Chairman and shall hold its meetings at such times and places as it shall determine. Actions taken at a meeting of the Committee at which a majority of its members are present or acts reduced to or approved in writing by all members of the Committee, shall be the valid acts of the Committee. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business, as it shall deem advisable.

          Subject to applicable laws and regulations, members of the Committee shall be eligible to receive Awards under the Plan while serving on the Committee.

     3.3. Subject to the general terms and conditions of this Plan, the Committee shall have full power and authority, at all times, to: (i) recommend persons who are to be awarded Awards under the Plan; (ii) determine the terms and provisions of any Option Agreements and any


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Restricted Stock Purchase Agreement (which, in neither case, need be identical)
including, but not limited to, the number of Shares to be covered by an Award, the method of payment of the Exercise Price, the time or times when and the extent to which an Option shall be vested and may be exercised, the restrictions and the Restricted Period (as defined below) which shall apply to shares of Restricted Stock as further detailed in Section 11 and the nature and duration of restrictions as to transferability or restrictions constituting a substantial risk of forfeiture; (iii) accelerate the right of an Optionee to exercise, in whole or in part, any Option or extend such right; (iv) approve forms of Option Agreements and Restricted Stock Purchase Agreements for use under the Plan; (v) interpret the provisions of the Plan, the Option Agreements and the Restricted Stock Purchase Agreements and supervise the administration of the Plan; (iv) accelerate the vesting of Restricted Stock or extend such vesting; (vii) determine the Fair Market Value of the Shares; (viii) designate Options or Restricted Stock, as applicable, as Section 3(i) Options, Section 102(b)(1) Options, Section 102(b)(2) Options, Other Section 102 Options, ISOs, NQSOs or other type of Options or Restricted Stock; (ix) amend the Plan from time to time in order to qualify for tax benefits applicable under U.S. and Israeli laws; (x) make a Section 102(b) Route Election (subject to the limitations set under Section 102(g)); (xi) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and (xii) determine any other matter which is necessary or desirable for, or incidental to, the administration of the Plan. In determining the number of Shares covered by the Awards to be granted to each recipient, the Committee may consider, among other things, the nature of services provided by the recipient, the recipient's salary and/or the duration of his service or employment by the Company.

          The Committee shall be authorized to grant Awards under the Plan in accordance with Section 288(b) of the Israeli Companies Law, unless otherwise determined by the Board. With respect to Award grants which are not included under Section 288(b) of the Israeli Companies Law, the Committee shall fulfill only advisory tasks with respect to such grants' designating participants. The authority to grant such Awards shall be assigned solely to the Board, which will take into consideration the recommendation of the Committee.

     3.4. The Committee may from time to time adopt such rules and regulations for carrying out the Plan, as it may deem best. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted thereunder.

     3.5. The interpretation and construction by the Committee of any provision of the Plan or of any Award hereunder shall be final and conclusive, unless otherwise determined by the Board.

     3.6. Subject to the Company's decision, each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such member's own fraud or bad faith, to the extent permitted by


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applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company's Articles of Association, any agreement, any vote of shareholders or disinterested directors or insurance policy.

4.   ELIGIBLE PARTICIPANTS:

     4.1. Subject to any restriction imposed by applicable law, Awards may be granted to any one or more of the following persons, as selected by the Board, in its sole discretion: (i) employees and contractors of the Company or any Subsidiary, (ii) any member of the Board or (iii) consultants of the Company or any Subsidiary; provided, however, that (A) Section 102(b) Options and Other
Section 102 Options shall be granted only to an employee, a member of the Board or other Nose Misra of the Company or any Subsidiary, who is a resident of the State of Israel and who is not a Controlling Shareholder prior to and/or after the grant of Awards, and provided further, that such a Subsidiary is an "employing company" within the meaning of Section 102(a) of the Tax Ordinance;
(B) Section 3(i) Options shall be granted to any person or entity that is a resident of the State of Israel and is not entitled to Section 102(b) Options and/or Other Section 102 Options; and (C) Notwithstanding any provisions to the contrary herein, ISOs shall be granted only to an individual who is an employee of the Company or any Subsidiary on the date of grant of such ISO.

     4.2. Anything in this Plan to the contrary notwithstanding, all grants of Awards to Nosei Misra shall be authorized and implemented in accordance with the provisions of the applicable laws and regulations, as in effect from time to time.

     4.3. The grant of an Award to a Participant hereunder, in and of itself, shall neither entitle such Participant to participate, nor disqualify him from participating, in any other grant of Awards pursuant to this Plan or any other share incentive or share option plan maintained by the Company or any of its related companies.

     4.4. In the case of ISOs, Options shall not be considered ISOs to the extent that the Fair Market Value of the Shares with respect to which such Options are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other plans of the Company and any parent or Subsidiary of the Company), exceeds US$100,000. For purposes of this Section 4.4, ISOs shall be taken into account in the order in which they were granted and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

5.   TRUSTEE:

     5.1. Section 102(b) Options which shall be granted under the Plan, any Shares issued upon exercise of such Options (including such shares of Restricted Stock) and other shares (including bonus shares) received subsequently following any realization of rights resulting from Section 102(b) Options and/or from Shares issued upon exercise of Section 102(b) Options (including such shares of Restricted Stock), shall be issued to the Trustee. The Committee shall determine and approve the terms of engagement of the Trustee, and shall be authorized to designate from time to time a new Trustee and replace either of them at its sole discretion, and in the event of replacement of any existing Trustee, to instruct the transfer of all Options and Shares held by such Trustee at such time to its successor.


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     5.2. Upon receipt of the Awards, the Participant will sign an Option
Agreement or a Restricted Stock Purchase Agreement, as applicable, or with respect to a Section 102(b) Option, such other document deemed necessary by the Committee and/or the Trustee, which shall be deemed as Participant's undertaking to exempt the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan, or any Award, Share or other right granted to the Participant thereunder.

     5.3. The Trustee and each such Participant shall comply with the Tax Ordinance, Section 102 and with the Trust Agreement.

     5.4. The Trustee shall hold Section 102(b) Options and/or any Shares issued upon exercise of such Options (including such shares of Restricted Stock) and/or any other shares (including bonus shares) received subsequently following any realization of rights resulting from Section 102(b) Options and/or from Shares issued upon exercise of Section 102(b) Options (including such shares of Restricted Stock) in trust for the benefit of the Participant at least for the Lock-Up Period. Upon the expiration of the Lock-up Period and subject to any further period included in the Plan, or the Option Agreement with the Participant, or the Restricted Stock Purchase Agreement, as applicable, the Trustee may release Section 102(b) Options and/or the Shares issued upon exercise of such Options (including such shares of Restricted Stock) and/or any other shares (including bonus shares) received subsequently following any realization of rights resulting from Section 102(b) Options and/or from Shares issued upon exercise of Section 102(b) Options (including such shares of Restricted Stock) to Participant only after (i) the receipt by the Trustee of an acknowledgment from the Income Tax Authority that the Participant has paid any applicable tax due pursuant to the Tax Ordinance and Section 102, or (ii) the Trustee withholds any applicable tax due pursuant to the Tax Ordinance and
Section 102.

          Notwithstanding the foregoing, in the event a Participant shall elect to release the said Section 102(b) Options and/or the Shares (including such shares of Restricted Stock) prior to the expiration of the Lock-up Period, the sanctions under Section 102 shall apply to and shall be borne solely by such Participant.

     5.5. The Committee may choose to deposit Section 3(i) Options granted to Optionees with the Trustee. In such event, the Trustee shall hold such Section 3(i) Options in trust, pursuant to the Committee's instructions from time to time and as shall be agreed with the Trustee. If determined by the Committee and agreed by the Trustee, the Trustee shall not release any Section 3(i) Options which were not already exercised into Shares by the Optionee, or any Shares issued upon exercise of Section 3(i) Options, prior to the full payment of the Optionee's tax liabilities arising from such Options which were granted to Optionee.

     5.6. Until the Public Trading Date or the release of the Shares from the Trustee (including such shares of Restricted Stock held by the Trustee), whichever is earlier, the Trustee shall not use the voting rights vested in such Shares and shall not exercise such rights in any way whatsoever, unless it is instructed to do so in writing by any of the Participants, in which event, the Trustee shall use the voting rights vested in the Participant's Shares according to the majority vote of the shareholders of Ordinary Shares of the Company. Upon the earlier of: (i) the Public Trading Date; or (ii) the release of the Shares from the Trustee, and thereafter, the Trustee shall not use the voting rights vested in such Shares and shall not exercise such rights in any way whatsoever, provided that, if the right to vote any Share is held by the Trustee pursuant to


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Section 102, then upon the Participant's request, the Trustee shall execute a proxy in such form as may be prescribed by the Company for the benefit of the Participant, all in accordance with the provisions of Section 102.

6.   RESERVED SHARES:

     6.1. The aggregate number of Shares, which may be (i) issued upon exercise of such Options under the Plan and shares of Restricted Stock issued under the Plan; and (ii) available by the Company for sale under the Company's 2005 Employee Stock Purchase Plan ((i) and (ii) shall be collectively referred to as the "AGGREGATE NUMBER OF SHARES"), shall not exceed fifteen million (15,000,000) shares. Notwithstanding the foregoing, the Aggregate Number of Shares shall be increased annually on January 1st by a number of Shares equal to the lowest of
(a) 4% of the total number of shares of the Company outstanding (on an as converted basis) as of December 31st of the preceding calendar year, (b) 1,333,333 Shares, subject to adjustment as provided in Section 12, or (c) number of Shares determined by the Board. The allocation of the Aggregate Number of Shares and any increase thereof between the Plan and the Company's 2005 Employees Stock Purchase Plan shall be decided at the discretion of the Board. The Shares issuable upon exercise of such Options and shares of Restricted Stock may be previously authorized but unissued shares, Repurchased Shares (as defined in Section 11 below) or shares previously issued to a trustee for the purpose of employee benefit plans of the Company. Any Shares under the Plan, in respect of which the right hereunder of a Participant to purchase the same shall for any reason terminate, become cancelled, expire or otherwise cease to exist, including Repurchased Shares repurchased by the Company or on its behalf, shall again be available for grant through Awards under the Plan. Furthermore, Shares subject to Awards which are adjusted pursuant to Section 12.1 and become exercisable with respect to shares of another corporation shall be considered cancelled and may again be optioned, granted or awarded hereunder, subject to the share limit set forth in this Section 6.1. Shares which are actually or constructively delivered by the Participant or withheld by the Company upon the exercise of an Option or issuance of a Restricted Stock in payment of the exercise price thereof or tax withholding thereon may again be optioned, granted or awarded hereunder.

     6.2. No person who is deemed by the Committee, in its sole discretion, to be a "covered employee" within the meaning of Section 162(m) of the Code shall be granted, in any calendar year, Awards covering the purchase of more than five hundred thousand (500,000) Shares (the "ANNUAL AWARD LIMIT"); provided, however, that the foregoing limitation shall not apply prior to the Public Trading Date and, following the Public Trading Date, the foregoing limitation shall not apply until the earliest of: (i) the first material modification of the Plan (including any increase in the number of shares reserved for issuance under the Plan in accordance with Section 6.1); (ii) the issuance of all of the Shares reserved for issuance under the Plan; (iii) the expiration of the Plan; (iv) the first meeting of shareholders at which directors of the Company are to be elected that occurs after the close of the third calendar year following the calendar year in which the first registration of an equity security of the Company under Section 12 of the U.S. Securities Exchange Act of 1934 occurred; or (v) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12.1. For purposes of this Section 6.2, to the extent required by applicable law, if an Award is canceled in the same fiscal year of the Company it was granted (other than in


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connection with a transaction described in Section 12), the canceled Award will be counted against the limit set forth in this Section 6.2. For this purpose, if the exercise price of an Award is reduced, the transaction shall be treated as a cancellation of the Award and the grant of a new Award.

     6.3. All Shares issued upon exercise of an Option and shares of Restricted Stock shall entitle the holder thereof to all of the rights and privileges of a shareholder of the Company in respect of such Shares, subject to the limitations set forth herein, including but not limited to the provisions of Section 11.3.4 with respect to shares of Restricted Stock.

7.   AWARDS:

     7.1. Awards may be granted at any time after the Plan has been approved by the Board, subject to obtaining all the necessary approvals from the Israeli Income Tax Authorities by the Company. The date of grant of each Award shall be the date specified by the Committee at the time such award is made and subject to the applicable law.

     7.2. Each Option granted pursuant to the Plan shall be evidenced by an Option Agreement Each Restricted Stock granted pursuant to the Plan shall be evidenced by a Restricted Stock Purchase Agreement. Each Option Agreement shall state, inter alia, the number of Shares covered thereby, the type of Option granted thereunder, the Section 102(b) Route Election under which the Option was granted, if applicable, the vesting date(s) for such Option, the Exercise Price, the schedule on which such Shares may be paid for and such other terms and conditions as the Committee in its discretion may prescribe, provided that they are consistent with this Plan.

     7.3. No Section 102(b) Option may be granted under this Plan to any eligible Participant, unless and until, the Company's election of the type of
Section 102(b) Option either as Section 102(b)(1) Option or as Section 102(b)(2) Option is appropriately filed with the Income Tax Authorities before the first date of grant of Section 102(b) Option. Such Section 102(b) Route Election shall become effective beginning the first date of grant of a Section 102(b) Option under this Plan and shall remain in effect at least until the end of the year following the year during which the Company first granted Section 102(b) Options. The Section 102(b) Route Election shall obligate the Company to grant only the type of Section 102(b) Option it has elected, and shall apply to all Participants who were granted Section 102(b) Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Tax Ordinance. For avoidance of doubt, it is clarified that such Section 102(b) Route Election shall be at the sole discretion of the Company. It is further clarified that such Section 102(b) Route Election shall not prevent the Company from granting Other Section 102 Options simultaneously.

8.   EXERCISE PRICE:

     8.1. The Exercise Price with respect to an Award shall be as determined by the Committee on the date of grant of such Award, subject to any guidelines as may be determined by the Committee from time to time; provided, however, that such Exercise Price shall be not less than the nominal value of the Shares underlying the Award. Each Option Agreement shall contain the Exercise Price of the Option. Each Restricted Stock Purchase Agreement shall contain the Exercise Price, if any, of the Restricted Stock. Notwithstanding the foregoing, (i) in the case of an ISO (A) granted to an employee of the Company or any Subsidiary who, at the time of grant of such Option, is a Ten Percent Shareholder, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value per Share on the date of grant, and (B) granted to any other employee of the Company or any Subsidiary, the Exercise Price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant and (ii) in the case of Awards intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code, such price shall not be less than 100% of the Fair Market Value of a Share on the date the Award is granted.

     8.2. The Exercise Price shall be payable upon the exercise of the Option. The Committee, in its discretion, shall determine the acceptable form of consideration for exercising an Option, including the method of payment, subject to the restrictions contained in any applicable law. In making its determination as to the type of consideration to accept, the Committee shall consider if acceptance of such consideration may be reasonably expected to benefit the Company, provided however, that in the case of ISOs, any such determination shall be made by the Committee at the time of grant of the Option and shall be set forth in the terms of the Option Agreement evidencing such Option. Acceptable forms of consideration may include: (i) cash; (ii) check or wire transfer; (iii) consideration received by the Company under a cashless exercise program, adopted by the Committee in connection with the Plan; (iv) such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws; or (v) any combination of the foregoing methods of payment.

9.   EXERCISE OF OPTIONS:

     9.1. Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of this Plan; provided, however, that in no event shall an Option be exercisable after the earliest to occur of the following: (i) the expiration of ten (10) years from the date such Option was granted; (ii) in the event of the grant of an ISO to a Ten Percent Shareholder, the expiration of five (5) years from the date of grant; or (iii) the Expiration Date of the Option (as defined in the Option Agreement).

          Unless the Committee provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence.

     9.2. Prior to the expiration date of an Option, the Option may be exercised by the Optionee in whole or in part at any time or from time to time, provided the Option (or portion thereof) is vested and exercisable at such time; provided, further, that subject to the provisions of Section 10 below and except as otherwise determined by the Committee, the Optionee is an employee of, or is in the service of, the Company or any Subsidiary at all times during the period beginning with the granting of the Option and ending upon the date of exercise. An Option may not be exercised for a fraction of a Share.

     9.3. An Option, or any part thereof, shall be exercisable by the Optionee's signing and returning to the Company at its principal office (and to the Trustee, where applicable), a "Notice of Exercise" in such form and substance as may be prescribed by the Committee from time to time and in accordance with the requirements of applicable laws, including Section 102, if applicable. Such exercise shall be effective upon receipt of such notice by the Company at its principal office accompanied by payment (whether by cash, check or other method of payment acceptable to the Company) of the aggregate Exercise Price due with respect to such exercise.

The notice shall specify the number of Shares with respect to which the Option is being exercised.

          In the case of Section 3(i) Options, the "Notice of Exercise" shall also be accompanied by payment of the aggregate withholding taxes due with respect to the exercised Shares.

     9.4. Anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 10 hereof, if any Option (or portion thereof) has not been exercised prior to its expiration date, such Option (or such portion thereof) and the right to acquire the Shares underlying the Option shall terminate and all interests and rights of the Optionee therein shall expire. In the event that in connection with the expiration of an Option any Shares are held in trust as aforesaid, such trust shall expire and the Trustee shall thereafter hold such Shares in an unallocated pool until instructed by the Company that some or all of such Shares are again to be held in trust for one or more Optionees.

     9.5. Subject to the terms of the Plan, any Option Agreement may contain such other provisions, as the Committee may, from time to time, deem advisable.

     9.6. Payment for Shares under an Option shall be in respect of a whole number of shares, shall be effected in cash or by a cashier's or certified check payable to the order of the Company, or such other method of payment acceptable to the Company as determined by the Committee, and shall be accompanied by a notice stating the number of Shares being paid for thereby.

     9.7. Prior to exercise, the Optionees shall have none of the rights and/or privileges of a shareholder of the Company in respect to any Shares purchasable upon the exercise of any part of an Option nor shall they be deemed to be a class of shareholders or creditors of the Company under applicable law, including Sections 350 and 351 of the Israeli Companies Law.

     9.8. Upon exercise of an Option, an Optionee shall have no shareholder rights until the Shares are issued, as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other shareholders' right, for which the record date precedes the date of issuance of the Shares, except as provided in Section 12 hereof.

     9.9. If any law or regulation requires the Company to take any action with respect to the Shares specified in the Notice of Exercise before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action.

     9.10. The Company shall not be required to issue or deliver any Shares (or any certificate or certificates for such Shares) purchased upon exercise of any Option (or portion thereof) or issue any Restricted Stock prior to the completion of any registration or other qualification of such Shares required under all applicable law, including U.S. federal, state or local law or Israeli law, or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its absolute discretion, determine to be necessary or advisable.

10.  TERMINATION OF ENGAGEMENT:

     10.1. Unless otherwise provided for by the Committee in the Option Agreement, if an Optionee ceases to be a service provider to the Company or any Subsidiary, all Options granted to the Optionee which are vested and exercisable at the time of such termination, may, unless earlier terminated in accordance with the Option Agreement, be exercised within three (3) months after the date of such termination (or such different period as the Committee shall prescribe), but in no event later than the expiration of the term of such Option as set forth in the Option Agreement. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by the unexercised portion of such Option shall revert to the Plan. If, on the date of termination, the Optionee is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.

     10.2. In the event an Optionee ceases to be a service provider to the Company or any Subsidiary, as a result of the Optionee's Disability, the Optionee may exercise his Option within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, after termination, the Optionee does not exercise his Option within the time specified herein, the Option shall terminate, and the Shares covered by the unexercised portion of such Option shall revert to the Plan. If, on the date of termination, the Optionee is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.

     10.3. In the event an Optionee ceases to be a service provider to the Company or any Subsidiary, as a result of the Optionee's death, the Option may be exercised within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, after termination, the Option is not exercised within the time specified herein, the Option shall terminate, and the Shares covered by the unexercised portion of such Option shall revert to the Plan. If, on the date of termination, the Optionee is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.

     10.4. Notwithstanding the foregoing, in the event the Optionee's service with the Company or a Subsidiary, as applicable, is terminated for Cause, all outstanding Options granted to such Optionee (whether vested or not) shall, to the extent not theretofore exercised, terminate on the date of such termination, unless otherwise determined by the Committee, and the Shares covered by the unexercised portion of such Options shall revert to the Plan.

     10.5. For the purpose of this Section 10, termination of an Optionee's service with the Company or a Subsidiary, as applicable, shall be deemed to be effective upon the date, which is designated by the Company or a Subsidiary as the last day of the Optionee's service with the Company or a Subsidiary.

     10.6. For the purpose of this Section 10, in the discretion of the Committee, a transfer of the Optionee's service between the Company, or any Subsidiary shall not be deemed a termination of service for purposes of the Plan; provided, however, that with respect to ISOs, the foregoing shall be subject to Section 422 of the Code.

11.  RESTRICTED STOCK PURCHASE RIGHTS.

     11.1. Restricted Stock may be issued by the Committee to any eligible Participant either alone, in addition to, or in tandem with other awards granted under the Plan and/or other awards made outside of the Plan.

     11.2. For the purposes of this Section 11, the Committee may decide to appoint a trustee (the "RESTRICTED STOCK TRUSTEE"), which shall act according to a trust agreement (the "RESTRICTED STOCK TRUST AGREEMENT"), in the form determined by the Committee and according to the provisions set forth hereunder.

     11.3. Each award of Restricted Stock under the Plan shall be evidenced by a Restricted Stock Purchase Agreement and shall comply with the following terms and conditions (and with such other terms and conditions consistent with the terms of this Plan as the Committee, in its discretion, shall establish):

          11.3.1. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the "RESTRICTED PERIOD"). The Committee may also impose such other restrictions and conditions on the shares as it deems appropriate. Certificates for shares issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares in contravention of such restrictions shall be null and void and without effect. The Committee may decide (and require the Purchaser accordingly), in its own discretion, including for the purpose of complying with the requirements of any applicable law, to include in the Restricted Stock Purchase Agreement such provision, according to which during the Restricted Period: (i) the Restricted Stock shall be held in trust by the Trustee; and/or (ii) the certificates representing the Restricted Stock shall be held in escrow by an escrow agent appointed by the Committee, until all restrictions are removed or expired. In determining the Restricted Period of an award and subject to the provisions of any applicable law, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award or upon the achievement of certain performance goals or upon such other terms and conditions as it shall determine.

          11.3.2. Unless the Committee determines otherwise and subject to the provisions of any applicable law, the Restricted Stock Purchase Agreement shall grant the Company and/or the Restricted Stock Trustee a repurchase option with respect to shares of Restricted Stock which are subject to restrictions, exercisable upon the voluntary or involuntary termination of the Purchaser's service with the Company for any reason (including death or Disability), in accordance with the provisions of the Restricted Stock Trust Agreement, if applicable. Unless otherwise determined by the Committee and subject to the provisions of any applicable law, the purchase price for Restricted Stocks repurchased pursuant to the Restricted Stock Purchase Agreement ("REPURCHASED SHARES") shall be the original price paid by the Purchaser. If the repurchase option is exercised by the Restricted Stock Trustee, the Repurchased Shares shall be held by the Restricted Stock Trustee for future grant under the Plan, as shall be instructed by the Committee.

          11.3.3. The Committee shall have the authority to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

          11.3.4. A Purchaser shall be treated as a shareholder of the Company for all purposes, except that the rights of the Purchaser may be limited under the terms of his Restricted Stock Purchase Agreement. Notwithstanding the above, upon exercise of a Stock Purchase Right, the Purchaser shall have no shareholder rights until the shares are issued, as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other shareholders' right, for which the record date precedes the date of issuance of the shares, except as provided in Section 12 hereof.

12.  ADJUSTMENTS:

     12.1. Subject to Section 12.5, in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

          12.1.1. the number and kind of Shares (or other securities or property including shares of Restricted Stock) with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 6.1 on the maximum number and kind of shares which may be issued and adjustments of the Annual Award Limit as detailed in Section 6.2),

          12.1.2. the number and kind of Shares (or other securities or property) subject to outstanding Awards, and

          12.1.3. the grant or Exercise Price with respect to any Award.

     12.2. Subject to Section 12.5, in the event of any Change in Control or other event described in Section 12.1 which results in Shares or other securities of the Company being exchanged for or converted into cash, securities (including securities of another corporation) or other property, the Committee will have the right to terminate this Plan as of the date of the event or transaction, in which case all Options and/or Restricted Stock, as may be applicable, granted under this Plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.

     12.3. Subject to Section 12.5, in the event of (i) any Change in Control,
(ii) other event described in Section 12.1, (iii) any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate or (iv) of changes in applicable laws, regulations or accounting principles, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, is authorized to take any one or more of the following actions or determinations, with respect to the Awards, by action taken prior to the occurrence of the event, or at any other time, whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under this Plan, to facilitate such transactions or events, or to give effect to such changes in laws, regulations or principles:

          12.3.1. that the Option shall be purchased for an amount of cash equal to the amount that could have been attained upon the exercise of such Option or the realization of the Optionee's rights had such Option been currently exercisable or payable;

          12.3.2. that the Option shall be replaced with other rights or property selected by the Committee in its sole discretion;

          12.3.3. that the Option cannot be exercised after such event;

          12.3.4. that, for a specified period of time prior to such transaction or event, such Option shall be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in this Plan or the provisions of such Option;

          12.3.5. that upon such event, such Option shall be assumed by the successor corporation, or a parent or subsidiary thereof, or shall be substituted for by a similar Option covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

          12.3.6. make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Options and/or in the terms and conditions of (including the Exercise Price), and the criteria included in, outstanding Options and Options which may be granted in the future;

          12.3.7. that, for a specified period of time prior to such event, the restrictions imposed under the Option Agreement or under the Restricted Stock Purchase Agreement upon some or all of any Options and/or share of Restricted Stock may be terminated, and/or any Options and/or shares of Restricted Stock may cease to be subject to repurchase by the Company after such event; and

          12.3.8. that Awards may cease to be subject to the Company's right of first refusal set forth in Section 13 after such event.

     12.4. Subject to Section 12.5, the Committee may, in its discretion, include such further provisions and limitations in any Option Agreement, Restricted Stock Purchase Agreement or certificate, as it may deem equitable and in the best interests of the Company.

     12.5. With respect to ISOs and Awards intended to qualify as performance-based compensation under Section 162(m), no adjustment or action described in this Section 12 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or would cause such Award to fail to so qualify under Section 162(m), as the case may be, or any successor provisions thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in a violation of Section 16 of the U.S. Securities Exchange Act of 1934.

13. ASSIGNABILITY, TRANSFERABILITY AND SALE OF OPTIONS AND/OR SHARES:

     13.1. Except as otherwise provided by the Committee with respect to NQSOs, no Award may be sold, pledged, assigned, hypothecated or transferred other than by will or by the laws of descent and distribution, and during the Participant's lifetime an Award may be exercised only by him. The terms of the Plan, the Option Agreement and the Restricted Stock Purchase Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

     13.2. Without derogating from the foregoing and subject to the provisions of Section 102, as long as Section 102(b) Options and/or any Shares issued upon exercise of such Options (including shares of Restricted Stock) are held by the Trustee on behalf of the Participant, all rights of the Participant with respect thereto are personal and cannot be transferred, assigned, pledged or mortgaged, other than by will or by the laws of descent and distribution.

     13.3. Shares acquired upon exercise of an Award shall be subject to such restrictions on transfer as are generally applicable to Ordinary Shares of the Company, including without limitation any right of first refusal restriction, in accordance with the Company's Articles of Association and Shareholders agreements, as amended from time to time.

     13.4. Until the Public Trading Date, no Participant shall have the right to sell Shares issued upon exercise of an Option and/or shares of Restricted Stock within six (6) months and one (1) day of the date of exercise of such Option or issuance of such Shares and/or of such shares of Restricted Stock.

14.  U.S. SECURITIES ACT OF 1933; ISRAEL SECURITIES LAW, 1967:

     By Participant's exercise of an Option hereunder and/or purchase of shares of Restricted Stock, the Participant agrees not to sell, transfer or otherwise dispose of any of the Shares so purchased by him except in compliance with the U.S. Securities Act of 1933 and the Israel Securities Law of 1967, as amended, and the rules and regulations thereunder and the Participant further agrees that all certificates evidencing any of such Shares shall bear an appropriate legend to reflect such restriction. The Company does not obligate itself to register any shares under the U.S. Securities Act of 1933, as amended. However, as a condition to the exercise of an Award, the Committee may require the Participant exercising such Award to represent and warrant at the time of such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required. Furthermore, the Company shall have the authority to endorse upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions, and any other applicable restriction, as it may deem appropriate.

15.  LIMITATIONS APPLICABLE TO SECTION 16 PERSONS AND PERFORMANCE-BASED
     COMPENSATION:

     Notwithstanding any other provision of the Plan, the Plan and any Award awarded to any individual who is then subject to Section 16 of the U.S. Securities Exchange Act of 1934, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the U.S. Securities Exchange Act of 1934 (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and the Awards awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan, any Award intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

16.  TERM AND AMENDMENT OF THE PLAN:

     16.1. The Plan shall become effective upon its adoption by the Board, but no Award shall be exercisable unless and until the shareholders of the Company have approved the Plan. If the Plan is not approved by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board, the Plan and all Awards granted under the Plan shall become null and void.

          Unless sooner terminated, the Plan shall expire on the tenth (10) anniversary of the date on which the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier.

     16.2. The Board, at any time and from time to time, may terminate or amend the Plan provided, however, that no amendment may be made without shareholders' approval to the extent such action would otherwise require shareholders' approval as a matter of law, regulation or rule. In no event may any action of the Company alter or impair the rights of a Participant, without his consent, under any Award previously granted to him. Termination of the Plan shall not affect the Committee's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

17.  NO RIGHT TO CONTINUED SERVICE:

     Nothing in the Plan or in any Option Agreement hereunder or in any Restricted Stock Purchase Agreement shall confer upon any Participant any right to continue in the service of the Company or any Subsidiary or interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to terminate the service of any Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written employment or services agreement between the Participant and the Company or any Subsidiary.

18.  INABILITY TO OBTAIN AUTHORITY:

     The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.  NON-EXCLUSIVITY OF THE PLAN:

     This Plan shall not be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of stock options and/or restricted stock otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

20.  GOVERNING LAW:

     This Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed and enforced in accordance with the laws of the state of Israel, without giving effect to the principles of conflict of laws thereof.

21.  APPLICATION OF FUNDS:

     The proceeds received by the Company from the sale of Shares pursuant to Awards granted under the Plan will be used for general corporate purposes of the Company or any related company thereof.

22.  TAX CONSEQUENCES:

     22.1. Any tax consequences arising from the grant or exercise of any Award, from the payment for Shares covered thereby, from the sale of such Shares or from any other event or act (of the Participant, the Company, any Subsidiary that employs or engages the Participant or the Trustee or the Restricted Stock Trustee) hereunder, shall be borne solely by the Participant. The Company, any Subsidiary or an affiliate of the Company and/or the Trustee, as applicable, shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. The Company and/or the Trustee shall not be required to release any Share certificate to a Participant until all required payments have been fully made.

          Furthermore, the Participant shall agree to indemnify the Company, any Subsidiary that employs or engages the Participant, if applicable, and the Trustee and/or the Restricted Stock Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant.

     22.2. At the discretion of the Committee, and in whole or partial satisfaction of tax withholding requirements, the Committee may require that the Company withhold the minimum amount of Shares otherwise issuable under an Award having a Fair Market Value in an amount not to exceed the sums necessary to pay the tax withholding based on the minimum statutory withholding rates for applicable tax purposes.

     22.3. With regard to Section 102(b) Options, to the extent Section 102 and/or the Assessing Officer's approval require the Plan to contain specified provisions in order to qualify the Awards for preferential tax treatment, such provisions shall be deemed to be stated in this Plan and to be an integral part hereof.

     22.4. With regard to Other Section 102 Options, in the event that a Participant ceases to be employed by the Company or any Subsidiary, the Participant shall be obligated to provide the Company and/or its Subsidiary (as the case may be), with a security or guarantee, in the degree and manner satisfactory to the Company and/or its Subsidiary, to cover any future tax obligation resulting from the disposition of the Awards and/or the Shares acquired thereunder (including Restricted Stock), all in accordance with
Section 102.

23.  COMPLIANCE WITH CALIFORNIA SECURITIES LAWS:

     To the extent required to comply with applicable California securities laws, the provisions of APPENDIX I shall apply to the Plan and any of the provisions contained in this Plan that are inconsistent with such requirements and APPENDIX I, such provisions shall be deemed null and void.

24.  SEVERABILITY:

     If any term or other provision of this Plan is determined to be invalid, illegal or incapable of being enforced by any applicable rule, regulation or law, the invalidity of such term or provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect.

25.  APPENDICES; SUBPLANS:

     The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of the law and procedures of a relevant jurisdiction. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding payment of Exercise Price; conversion of local currency; payroll tax; income tax withholding; tax reporting; and Share certificates that vary with local requirements; provided, however, that no such supplements, amendments or appendices shall increase the share limitations contained in Sections 6.1 and 6.2. The Committee may also adopt rules, procedures or subplans applicable to particular Subsidiaries. The rules of such subplans may take precedence over other provisions of the Plan, with the exception of Sections 6.1 and 6.2, but unless otherwise superseded by the terms of a subplan, the provisions of the Plan shall govern the operation of the subplan.

26.  UNFUNDED STATUS OF AWARDS:

     The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Option Agreement or Restricted Stock Purchase Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

27.  INTERPRETATION:

     Unless the context otherwise indicates, words expressed in the singular shall include the plural and vice versa and the use of the neuter, masculine, or feminine gender is for convenience only and shall be deemed to mean and include the neuter, masculine or feminine gender, as appropriate.

28.  HEADINGS:

     Headings of sections herein are solely for convenience of reference, do not constitute a part hereof and shall not affect the meaning, construction or effect hereof.


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
                                   APPENDIX I
                                       TO
                SAIFUN SEMICONDUCTORS LTD. 2003 SHARE OPTION PLAN

                   CALIFORNIA STATE SECURITIES LAW COMPLIANCE

     Notwithstanding anything to the contrary contained in the Plan, the provisions set forth in this Appendix shall apply to all Awards granted under the Saifun Semiconductors Ltd. 2003 Share Option Plan (the "PLAN") to residents of California (i) at any time when the Shares are not a "covered security" as defined in Section 18(b)(1) of the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and (ii) for which the exemption under Section 25102(f) of the California Corporations Code is not otherwise available. This Appendix shall be of no force or effect at any time when the Company's Ordinary Share is a "covered security" as defined in Section 18(b)(1) of the Securities Act. Definitions as set out in Section 2.2 of the Plan are applicable to this Appendix.

     The purpose of this Appendix is to set forth those provisions of the Plan necessary to comply with applicable California securities laws. If any of the provisions contained in this Appendix are inconsistent with such requirements, such provisions shall be deemed null and void. The invalidity of any provision of this Appendix shall not affect the validity or enforceability of any other provision of this Appendix, which shall remain in full force and effect.

     1.1 Term of Options. The term of each Option shall be no more than ten (10) years from the date of grant thereof.

     2.1 Option Exercise or Purchase Price. Except as provided in Section 12.1 of the Plan, the Exercise Price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Committee, but shall be subject to the following:

     In the case of an Option:

          (a) granted to an Optionee who, at the time of grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any parent (as defined in Section 175 of the California Corporations Code) or Subsidiary, the Exercise Price shall be no less than 110% of the Fair Market Value per share on the date of the grant; and

          (b) granted to any other Optionee, the Exercise Price shall be no less than 85% of the Fair Market Value per share on the date of grant.

     Notwithstanding the foregoing, Options may be granted with an Exercise Price other than as required above pursuant to a merger or other corporate transaction.

     3.1 Exercisability. Except with regard to Options granted to officers, directors, managers or consultants, in no event shall an Option granted hereunder become vested and exercisable at a rate of less than 20% per year over five years from the date the Option is granted, subject to reasonable conditions, such as continuing to be a service provider.

     4.1 Exercisability Following Termination of Relationship as a Service Provider.


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
          (a) Termination Other Than Death or Disability. If an Optionee's service terminates for any reason other than by reason of the Optionee's disability or death, such Optionee may exercise his Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination; provided, however, that such period of time shall not be less than thirty (30) days (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination.

          (b) Disability of Optionee. If an Optionee's service terminates as a result of the Optionee's disability, the Optionee may exercise his Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination; provided, however, that such period of time shall not be less than six (6) months (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination.

          (c) Death. If an Optionee's employment or service terminates as a result of the Optionee's death, the Option may be exercised within such period of time as is specified in the Option Agreement; provided, however, that such period of time shall not be less than six (6) months (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination.

     5.1 Repurchase Provisions. In the event the Committee provides that the Company may repurchase Shares acquired upon exercise of an Award (including shares of Restricted Stock) upon the occurrence of certain specified events, then any such repurchase right shall be set forth in the applicable Option Agreement, Restricted Stock Purchase Agreement or in another agreement referred to in such agreement and, to the extent required by Section 260.140.41 and
Section 260.140.42 of Title 10 of the California Code of Regulations, any such repurchase right set forth in an Award (including shares of Restricted Stock) granted to a person who is not an officer, director, manager or consultant shall be upon the following terms: (i) if the repurchase option gives the Company the right to repurchase the shares upon the Participant's termination of service at not less than the Fair Market Value of the shares to be purchased on the date of termination of service, then the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within ninety (90) days of termination of service (or in the case of Shares issued upon exercise of Awards after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Committee and the Participant and; (ii) if the repurchase option gives the Company the right to repurchase the Shares upon the Participant's termination service at the original purchase price for such Shares, then (A) the right to repurchase at the original purchase price shall lapse at the rate of at least 20% of the shares per year over five (5) years from the date the Award is granted (without respect to the date the Award was exercised or became exercisable) and (B) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within ninety (90) days of termination of service (or, in the case of shares issued upon exercise of Awards, after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant. This provision shall not limit the Company's right to repurchase any shares of Restricted Stock pursuant to the terms of a Restricted Stock Purchase Agreement.

     6.1 Information Rights. To the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall provide to each Participant and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Participant has one or more Options outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan (including shares of Restricted Stock), during the period such individual owns such Shares, copies of annual financial statements. Notwithstanding the preceding sentence, the Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

     7.1 Transferability. No Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or, with respect to Awards other than ISOs, as permitted by Rule 701 of the U.S. Securities Act of 1933.

     8.1 Limitation on Number of Shares. At no time shall the total number of Shares issuable upon exercise of all outstanding Options under the Plan, shares of Restricted Stock awarded under the Plan and any Shares provided for under any bonus or similar plan or agreement of the Company exceed 30% of the then-outstanding Shares of the Company, as calculated pursuant to Section
260.140.45 of Title 10 of the California Code of Regulations, unless a percentage higher than 30% is approved by at least two-thirds (2/3) of the outstanding securities of the Company entitled to vote. The number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be reduced to the extent necessary to comply with this provision.


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